Exhibit 99.1

TD SYNNEX Reports Fiscal 2022 First Quarter Results

FREMONT, CA and CLEARWATER, FL, March 24, 2022 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal first quarter ended February 28, 2022.

	Q1 FY22	Q4 FY21(2)	Q1 FY21	Net Change from Q4 FY21	Net Change from Q1 FY21
Revenue ($M)	$15,470	$15,611	$4,939	(0.9)%	213.2%
Operating income ($M)	$222.4	$185.4	$141.7	20.0%	57.0%
Non-GAAP operating income ($M)(1)	$431.9	$407.9	$156.0	5.9%	176.9%
Operating margin	1.44%	1.19%	2.87%	25 bps	-143 bps
Non-GAAP operating margin(1)	2.79%	2.61%	3.16%	18 bps	-37 bps
Net income ($M)	$132.3	$119.4	$87.8	10.8%	50.7%
Non-GAAP net income ($M)(1)	$292.4	$275.8	$98.6	6.0%	196.6%
Diluted EPS	$1.37	$1.24	$1.69	10.5%	-18.9%
Non-GAAP Diluted EPS(1)	$3.03	$2.86	$1.89	5.9%	60.3%

“We announce our strong fiscal first quarter results, with broad-based positive momentum, amidst a volatile and uncertain time in the world,” said Rich Hume, CEO of TD SYNNEX. “We are thankful for the tremendous efforts and collaboration of our global team and remain committed to supporting humanitarian efforts in Ukraine and Eastern Europe.”

Fiscal 2022 First Quarter Highlights

•Revenue was $15.5 billion in the fiscal first quarter of 2022, up 213.2% from the prior fiscal first quarter primarily due to the impact of the completion of the merger with Tech Data on September 1, 2021. On a sequential basis, revenue decreased 0.9% compared to the prior quarter.
•Operating income was $222 million, compared to $185 million in the prior quarter, and $142 million in the prior fiscal first quarter. Non-GAAP operating income was $432 million, compared to $408 million in the prior quarter, and $156 million in the prior fiscal first quarter. Operating margin was 1.4%, compared to 1.2% in the prior quarter, and 2.9% in the prior fiscal first quarter. Non-GAAP operating margin was 2.8%, compared to 2.6% in the prior quarter, and 3.2% in the prior fiscal first quarter.
•Cash used in operations was approximately $1.3 billion for the quarter, primarily due to a temporary increase in net working capital to support revenue growth and strategic inventory purchases that are expected to sell through in the next 3 to 4 months.
•The trailing fiscal four quarters Return on Invested Capital (“ROIC”) was 9.7% compared to 13.1% in the prior quarter, and 16.8% in the prior fiscal first quarter. The adjusted trailing fiscal four quarters ROIC was 13.9%, compared to 16.0% in the prior quarter and 17.8% in the prior fiscal first quarter. ROIC was also negatively impacted by the temporary increase in net working capital to support revenue growth and higher inventory due to strategic purchases.

The following statements are based on TD SYNNEX’ current expectations for the fiscal 2022 second quarter. Non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, purchase accounting adjustments, and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

Second Quarter Fiscal 2022 Outlook

•Revenue is expected to be in the range of $14.8 billion to $15.8 billion.

•Net income is expected to be in the range of $84 million to $184 million and on a non-GAAP basis, net income is expected to be in the range of $231 million to $270 million.
•Diluted earnings per share is expected to be in the range of $0.87 to $1.91 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $2.40 to $2.80, based on estimated outstanding diluted weighted average shares of 95.7 million.

Full Year Fiscal 2022 Outlook

•Diluted earnings per share is expected to be in the range of $5.18 to $6.32 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $11.15 to $11.65, based on estimated outstanding diluted weighted average shares of 95.7 million.

Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.30 per common share. The dividend is payable on April 22, 2022 to stockholders of record as of the close of business on April 8, 2022.

Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the fiscal 2022 first quarter results at 6:00 AM (PT)/9:00 AM (ET).

A live audio webcast of the earnings call will be accessible at ir.synnex.com and a replay of the webcast will be available following the call.

About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida, and Fremont, California, TD SYNNEX’ 22,000 co-workers are dedicated to uniting compelling IT products, services and solutions from 1,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, IoT, mobility and everything as a service. TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com.

(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, purchase accounting adjustments and the related tax effects thereon. The Company also uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes other income (expense), net, acquisition, integration and restructuring costs, share-based compensation expense and purchase accounting adjustments. In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.

Acquisition, integration and restructuring costs typically consist of acquisition, integration, restructuring and divestiture related costs and are expensed as incurred. These expenses primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel related costs, share-based compensation expense and debt extinguishment fees. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.

TD SYNNEX’ acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and lists and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.

Purchase accounting adjustments are primarily related to the impact of recognizing the acquired vendor and customer liabilities related to the merger with Tech Data at fair value. The Company expects the duration of these adjustments to benefit our non-GAAP operating income through fiscal 2022 and through a portion of fiscal 2023 based on historical settlement patterns with our vendors and in accordance with the timing defined in our policy for releasing vendor and customer liabilities we deem remote to be paid.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.

TD SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, TD SYNNEX believes it is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’ liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.

TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’ operational results and trends that more readily enable investors to analyze TD SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’ Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

(2) Because the merger with Tech Data did not occur until September 1, 2021 and therefore the results for Tech Data are not included in the Q1 FY2021 numbers, we have provided the results for Q4 FY2021 to enable investors to more readily analyze TD SYNNEX’ financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends.

Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding strategies and objectives of TD SYNNEX for future operations; our expectations and outlook for the fiscal 2022 second quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, and outstanding diluted weighted average shares; inventory purchases and related sales; our dividend program; the anticipated benefits of the non-GAAP financial measures; and the expected duration of our purchase accounting adjustments.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that the legacy SYNNEX and legacy Tech Data businesses will not be integrated successfully or realize the anticipated benefits of the combined company; new or ongoing effects of the COVID-19 pandemic; the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic conditions and any weakness in information technology and consumer electronics spending; seasonality; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2021 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.

Copyright 2022 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
Liz Morali
Investor Relations
510-668-8436
ir@synnex.com

Bobby Eagle
Global Corporate Communications
727-538-5864
bobby.eagle@techdata.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add due to rounding)
(Unaudited)

	February 28, 2022	November 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$510,207	$993,973
Accounts receivable, net	8,732,024	8,310,032
Receivables from vendors, net	1,102,988	1,118,963
Inventories	7,747,799	6,642,915
Other current assets	720,383	668,261
Total current assets	18,813,401	17,734,144
Property and equipment, net	429,765	483,443
Goodwill	3,911,973	3,917,276
Intangible assets, net	4,832,795	4,913,124
Other assets, net	599,264	618,393
Total assets	$28,587,198	$27,666,380

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$1,111,400	$181,256
Accounts payable	12,057,797	12,034,946
Other accrued liabilities	1,902,311	2,017,253
Total current liabilities	15,071,508	14,233,455
Long-term borrowings	3,935,220	3,955,176
Other long-term liabilities	514,936	556,134
Deferred tax liabilities	1,043,677	1,015,640
Total liabilities	20,565,341	19,760,405
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 98,386 and 98,204 shares issued as of February 28, 2022 and November 30, 2021, respectively	98	98
Additional paid-in capital	7,293,780	7,271,337
Treasury stock, 2,915 and 2,633 shares as of February 28, 2022 and November 30, 2021, respectively	(230,374)	(201,139)
Accumulated other comprehensive loss	(317,015)	(336,194)
Retained earnings	1,275,368	1,171,873
Total stockholders' equity	8,021,857	7,905,975
Total liabilities and equity	$28,587,198	$27,666,380

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add due to rounding)
(Unaudited)

	Three Months Ended
	February 28, 2022	February 28, 2021
Revenue	$15,469,977	$4,939,014
Cost of revenue	(14,501,316)	(4,634,447)
Gross profit	968,661	304,567
Acquisition, integration and restructuring costs	(93,370)	—
Selling, general and administrative expenses	(652,851)	(162,820)
Operating income	222,440	141,747
Interest expense and finance charges, net	(42,343)	(22,838)
Other expense, net	(4,268)	(1,333)
Income before income taxes	175,829	117,575
Provision for income taxes	(43,505)	(29,754)
Net income	$132,324	$87,822
Earnings per common share:
Basic	$1.38	$1.70
Diluted	$1.37	$1.69
Weighted-average common shares outstanding:
Basic	95,584	51,145
Diluted	95,892	51,563

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add due to rounding)

	Three months ended
	February 28, 2022	November 30, 2021	February 28, 2021
Selling, general and administrative expenses
GAAP selling, general and administrative expenses	$746,221	$757,805	$162,820
Acquisition, integration and restructuring costs	93,370	102,082	—
Amortization of intangibles	76,136	77,204	9,369
Share-based compensation	6,750	14,932	4,887
Purchase accounting adjustments	8,082	4,876	—
Adjusted selling, general and administrative expenses	$561,883	$558,711	$148,564

	Three months ended
	February 28, 2022	November 30, 2021	February 28, 2021
Operating income and operating margin
Revenue	$15,469,977	$15,611,266	$4,939,014

GAAP operating income	$222,440	$185,365	$141,747
Acquisition, integration and restructuring costs	93,370	102,082	—
Amortization of intangibles	76,136	77,204	9,369
Share-based compensation	6,750	14,932	4,887
Purchase accounting adjustments	33,161	28,353	—
Non-GAAP operating income	$431,857	$407,936	$156,003

GAAP operating margin	1.44%	1.19%	2.87%
Non-GAAP operating margin	2.79%	2.61%	3.16%

	Three months ended
	February 28, 2022	November 30, 2021	February 28, 2021
Adjusted EBITDA
Net income	$132,324	$119,440	$87,822
Interest expense and finance charges, net	42,343	86,066	22,838
Provision (benefit) for income taxes	43,505	(21,749)	29,754
Depreciation(1)	79,365	27,432	5,499
Amortization of intangibles	76,136	77,204	9,369
EBITDA	$373,673	$288,393	$155,282
Other expense, net	4,268	1,608	1,333
Acquisition, integration and restructuring costs	40,499	102,082	—
Share-based compensation	6,750	14,932	4,887
Purchase accounting adjustments	33,161	28,353	—
Adjusted EBITDA	$458,351	$435,368	$161,502
(1) Includes depreciation recorded in acquisition, integration, and restructuring costs.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add due to rounding)
(continued)

	Three months ended
	February 28, 2022	November 30, 2021	February 28, 2021
Net income
Net income	$132,324	$119,440	$87,822
Acquisition, integration and restructuring costs	95,202	146,001	—
Amortization of intangibles	76,136	77,204	9,369
Share-based compensation	6,750	14,932	4,887
Purchase accounting adjustments	33,161	28,353	—
Income taxes related to the above	(47,883)	(65,184)	(3,525)
Income tax capital loss carryback benefit	(3,246)	(44,968)	—
Non-GAAP net income	$292,444	$275,778	$98,553

Diluted earnings per common share ("EPS")(1)
Net income	$132,324	$119,440	$87,822
Less: net income allocated to participating securities	878	(825)	882
Net income attributable to common stockholders	131,446	118,615	86,940
Acquisition, integration and restructuring costs attributable to common stockholders	94,570	144,947	—
Amortization of intangibles attributable to common stockholders	75,631	76,646	9,273
Share-based compensation attributable to common stockholders	6,705	14,824	4,837
Purchase accounting adjustments attributable to common stockholders	32,941	28,148	—
Income taxes related to the above attributable to common stockholders	(47,566)	(64,713)	(3,489)
Income tax capital loss carryback benefit attributable to common stockholders	(3,224)	(44,643)	—
Non-GAAP net income attributable to common stockholders	$290,503	$273,824	$97,561

Weighted-average number of common shares - diluted:	95,892	95,873	51,563

Diluted EPS(1)	$1.37	$1.24	$1.69
Acquisition, integration and restructuring costs	0.99	1.51	—
Amortization of intangibles	0.79	0.80	0.18
Share-based compensation	0.07	0.15	0.09
Purchase accounting adjustments	0.34	0.29	—
Income taxes related to the above	(0.50)	(0.67)	(0.07)
Income tax capital loss carryback	(0.03)	(0.47)	—
Non-GAAP Diluted EPS(1)	$3.03	$2.86	$1.89

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency and share amounts in millions, except per share amounts)
(Amounts may not add due to rounding)
(continued)

	Three months ended
	February 28, 2022	February 28, 2021
Free cash flow
Net cash (used in) provided by operating activities	$(1,320,448)	$24,977
Purchases of property and equipment	(25,217)	(4,253)
Free cash flow	$(1,345,665)	$20,724

	Forecast
	Three Months Ending May 31, 2022
	Low	High
Net income	$84	$184
Acquisition, integration and restructuring costs	55	15
Amortization of intangibles	90	70
Share-based compensation	10	8
Purchase accounting adjustments	40	20
Income taxes related to the above	(48)	(27)
Non-GAAP net income	$231	$270

Diluted EPS(1)	$0.87	$1.91
Acquisition, integration and restructuring costs	0.57	0.16
Amortization of intangibles	0.93	0.73
Share-based compensation	0.10	0.08
Purchase accounting adjustments	0.42	0.21
Income taxes related to the above	(0.50)	(0.28)
Non-GAAP Diluted EPS	$2.40	$2.80

	Forecast
	Fiscal Year Ended November 30, 2022
	Low	High
Diluted EPS(1)	$5.18	$6.32
Acquisition, integration and restructuring costs	2.77	2.36
Amortization of intangibles	3.42	3.22
Share-based compensation	0.43	0.40
Purchase accounting adjustments	1.25	1.04
Income taxes related to the above	(1.89)	(1.68)
Non-GAAP Diluted EPS	$11.15	$11.65
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately 0.7% and 1.0% of net income for the three months ended February 28, 2022 and 2021. Net income allocable to participating securities is estimated to be approximately 0.7% of the forecast net income for the three months ending May 31, 2022 and the fiscal year ending November 30, 2022.

TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital ("ROIC")
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	February 28, 2022	November 30, 2021	February 28, 2021
ROIC
Operating income (trailing fiscal four quarters)	$703,910	$623,218	$562,645
Income taxes on operating income(1)	(114,578)	(95,415)	(137,259)
Operating income after taxes	$589,332	$527,803	$425,386

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$6,080,058	$4,015,586	$2,530,017

ROIC	9.7%	13.1%	16.8%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,177,984	$902,131	$627,016
Income taxes on non-GAAP operating income(1)	(290,195)	(223,999)	(151,129)
Non-GAAP operating income after taxes	$887,789	$678,132	$475,887

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$6,080,058	$4,015,586	$2,530,017
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	284,682	212,535	139,978
Total non-GAAP invested capital (last five quarters average)	$6,364,740	$4,228,121	$2,669,995

Adjusted ROIC	13.9%	16.0%	17.8%

(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

TD SYNNEX Corporation
Calculation of Financial Metrics
Cash Conversion Cycle
(Currency in thousands)
(Amounts may not add or compute due to rounding)

		Three months ended
		February 28, 2022	November 30, 2021	February 28, 2021
Days sales outstanding
Revenue	(a)	$15,469,977	$15,611,266	$4,939,014
Accounts receivable, net	(b)	8,732,024	8,310,032	2,381,064
Days sales outstanding	(c) = ((b)/(a))*the number of days during the period	51	48	43

Days inventory outstanding
Cost of revenue	(d)	$14,501,316	$14,688,096	$4,634,447
Inventories	(e)	7,747,799	6,642,915	2,556,716
Days inventory outstanding	(f) = ((e)/(d))*the number of days during the period	48	41	50

Days payable outstanding
Cost of revenue	(g)	$14,501,316	$14,688,096	$4,634,447
Accounts payable	(h)	12,057,797	12,034,946	3,116,095
Days payable outstanding	(i) = ((h)/(g))*the number of days during the period	75	75	61

Cash conversion cycle	(j) = (c)+(f)-(i)	24	14	32